Exhibit 10.1
AMENDMENT NO. 4
Dated as of October 20, 2005
to
THIRD AMENDED AND RESTATED
TRANSFER AND ADMINISTRATION AGREEMENT
Dated as of October 23, 2003
      THIS AMENDMENT NO. 4 (this “Amendment”) dated as of October 20, 2005 is entered into by and among (i) NMC FUNDING CORPORATION, a Delaware corporation (the “Transferor”), (ii) NATIONAL MEDICAL CARE, INC., a Delaware corporation, as collection agent (the “Collection Agent”), (iii) the “Conduit Investors,” “Bank Investors” and “Administrative Agents” identified on the signature pages hereto and (iv) WESTLB AG, NEW YORK BRANCH, as agent (the “Agent”).
PRELIMINARY STATEMENTS
      A. The Transferor, the Collection Agent, the Conduit Investors, the Bank Investors, the Administrative Agents and the Agent are parties to that certain Third Amended and Restated Transfer and Administration Agreement dated as of October 23, 2003 (as amended or otherwise modified prior to the date hereof, the “TAA”). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the TAA.
      B. The parties hereto have agreed to amend the TAA on the terms and conditions hereinafter set forth.
      NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
      SECTION 1. Amendments to TAA. Effective as of the Effective Date (as defined below), the TAA is amended as follows:

1.1 The definition of “Commitment Termination Date” in Section 1.1 of the TAA is amended to change the date set forth therein from “October 20, 2005” to “October 19, 2006.”

1.2 The definition of “FMCAG” in Section 1.1 of the TAA is amended to read as follows:

“‘FMCAG’ means Fresenius Medical Care AG, a corporation organized and existing under the laws of the Federal Republic of Germany, including such entity after its transformation into a KGaA (Kommanditgesellschaft auf Aktien), and its successors and permitted assigns.”

1.3 The definition of “FMCAG Bank Revolver” in Section 1.1 is deleted in its entirety.

1.4 Each reference in the TAA to “FMCAG Bank Revolver” is deleted and replaced by a reference to “FMCAG Credit Facility.”

1.5 The following new definition is added to Section 1.1 of the TAA in appropriate alphabetical order:

“‘FMCAG Credit Facility’ means the Amended and Restated Credit Agreement dated as of February 21, 2003 among FMCAG, FMCH and FMC Finance II S.à.r.l, as borrowers, the guarantors party thereto, the lenders party thereto, and Bank of America, N.A., as Administrative Agent, as amended, restated, supplemented, modified, renewed, refunded, replaced or refinanced and in effect at any time, including by the agreements evidencing the $5 billion credit facility FMCAG is anticipated to enter into in connection with the acquisition of Renal Care Group, Inc.”

1.6 Clause (iv) of the definition of “Net Receivables Balance” in Section 1.1 of the TAA is amended to read as follows:

“(iv) the aggregate amount by which the Outstanding Balance of all Eligible Receivables originated by any member of the Spectra Renal Management Group exceeds 7.5% of Eligible Receivables, plus”

1.7 The definition of “Termination Date” in Section 1.1 of the TAA is amended to change the date set forth in clause (v) thereof from “October 20, 2005” to “October 19, 2006.”

1.8 The definition of “Voting Stock” in Section 1.1 of the TAA is amended to read as follows:

“‘Voting Stock’ shall mean with respect to any Person, any capital stock or other equity interests issued by such Person which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors, managing general partners or its equivalent of such Person, or, where no board of directors, managing general partners or its equivalent exists and where management control of such Person is controlled through the ownership of capital stock or other equity interests, the right to vote for or assert such management control, even though the right to vote for the election of directors (or the right to vote for or assert management control) has been suspended by the happening of such a contingency.”

1.8 The following new definitions are added to Section 1.1 of the TAA in appropriate alphabetical order:

“Change of Control” means (i) if FMCAG is a corporate entity other than a KGaA (Kommanditgesellschaft auf Aktien), any transaction or series of transactions in which any “person” or “group” (within the meaning of Rule 13d-5 under the Securities Exchange Act of 1934, and the rules and regulations thereunder (the “Exchange Act”) and Section 13(d) and 14(d) of the Exchange Act) other than Fresenius AG and its subsidiaries acquires all or substantially all of FMCAG’s assets or becomes the direct or indirect “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), by way of merger, consolidation, other business combination or otherwise, of greater than the Change of Control Percentage of the total voting power (on a fully diluted basis as if all convertible securities had been converted and all options and warrants had been exercised) entitled to vote in the election of directors of FMCAG or the surviving Person (if other than FMCAG) and (ii) if FMCAG has become a KGaA (Kommanditgesellschaft auf Aktien), if the general partner of the KGaA charged with management of FMCAG shall at any time fail to be a Subsidiary of Fresenius AG, or if Fresenius AG shall fail at any time to own and control more than twenty-five percent (25%) of the Voting Stock of FMCAG.

“Change of Control Percentage” means the greater of (a) thirty-five percent (35%) or (b) the percentage of Voting Stock in FMCAG held and owned by Fresenius AG.

1.9 The first two sentences of Section 3.1(y) are amended to read as follows:

“FMCAG owns, directly or indirectly through a wholly-owned Subsidiary, all of the issued and outstanding common stock of (and such stock comprises more than 80% of the Voting Stock of) FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FMCAG Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FMCAG and its subsidiaries. All of the issued and outstanding stock of each Originating Entity is owned directly or indirectly by FMCH, free and clear of any Adverse Claim except to the extent such stock is pledged in connection with the FMCAG Credit Facility or is subject to put/call agreements, forward agreements or other similar arrangements among FMCAG and its subsidiaries; provided, however, that FMCAG may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH.”

1.10 Section 7.1(r) is amended to read as follows:

“(i) the Seller shall cease to own, free and clear of any Adverse Claim all of the outstanding shares of capital stock of the Transferor on a fully diluted basis; or (ii) FMCH shall cease to own, directly or indirectly, free and clear of any Adverse Claim, (other than a pledge made pursuant to the FMCAG Credit Facility and put/call agreements, forward agreements or other similar arrangements among FMCAG and its subsidiaries), all of the outstanding shares of capital stock of any of the Originating Entities or the Collection Agent on a fully diluted basis; provided that FMCAG may own directly or indirectly stock that is not Voting Stock in subsidiaries of FMCH; or (iii) FMCAG shall cease to own, directly or indirectly, free and clear of any Adverse Claim (other than a pledge made pursuant to the FMCAG Credit Facility and put/call agreements, forward agreements or other similar arrangements among FMCAG and its subsidiaries), all of the Voting Stock of FMCH other than the preferred stock of FMCH outstanding as of the date hereof (which preferred stock outstanding as of the date hereof shall not represent more than 20% of the total Voting Stock of FMCH); or (iv) a Change of Control shall occur; or”

1.11 Section 7.1(p) is amended to read as follows:

“the Default Ratio for any month exceeds 9.0%;”

1.12 The account number set forth in Section 10.3, below the information for the Notice to Transferor, is amended to read “Account 323-0-76823”
      SECTION 2. Consent to Amendment of Receivables Purchase Agreement and Amendment of the Parent Agreement. Each of the parties hereto hereby acknowledges and consents to the execution and delivery of (i) the amendment to the Receivables Purchase Agreement in the form attached as Exhibit A, to be entered into by and between the Transferor and the Seller as of October 20, 2005 and (ii) the amendment to the Parent Agreement in the form attached as Exhibit B, to be entered into by and between the parties to such Parent Agreement.
      SECTION 3. Conditions Precedent. This Amendment shall become effective and be deemed effective as of the date hereof (the “Effective Date”) subject to the satisfaction of the following conditions:

(a) the Agent shall have received counterparts of this Amendment duly executed by the Transferor, the Collection Agent, the Conduit Investors, the Bank Investors, the Administrative Agents and the Agent; and

(b) to the extent requested by any Conduit Investor, such Conduit Investor shall have received confirmation from each applicable Rating Agency that the execution and delivery of this Amendment will not result in the reduction or withdrawal of the then current ratings of its Commercial Paper.
      SECTION 4. Covenants, Representations and Warranties of the Transferor and the Collection Agent.

4.1 Upon the effectiveness of this Amendment, each of the Transferor and the Collection Agent hereby reaffirms all covenants, representations and warranties made by it in the TAA and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

4.2 Each of the Transferor and the Collection Agent hereby represents and warrants that (i) this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms and (ii) upon the effectiveness of this Amendment, no Termination Event or Potential Termination Event shall exist under the TAA.
      SECTION 5. Reference to and Effect on the TAA.

5.1 Upon the effectiveness of this Amendment, each reference in the TAA to “this Agreement,” “hereunder,” “hereof,” “herein,” “hereby” or words of like import shall mean and be a reference to the TAA as amended hereby, and each reference to the TAA in any other document, instrument and agreement executed and/or delivered in connection with the TAA shall mean and be a reference to the TAA as amended hereby.

5.2 Except as specifically amended hereby, the TAA and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Investor, any Administrative Agent or the Agent under the TAA or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.
      SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICT OF LAW PROVISIONS) AND DECISIONS OF THE STATE OF NEW YORK.
      SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver an original executed counterpart of this Amendment but the failure to deliver an original executed counterpart shall not affect the validity, enforceability and binding effect of this Amendment.
      SECTION 8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

NMC FUNDING CORPORATION,
as Transferor

By:	/s/ Mark Fawcett

Name: Mark Fawcett

Title:	Treasurer

NATIONAL MEDICAL CARE, INC.,
as Collection Agent

By:	/s/ Mark Fawcett

Name: Mark Fawcett

Title:	Treasurer

PARADIGM FUNDING LLC,
as a Conduit Investor

By:	/s/ Doris J. Hearn

Name: Doris J. Hearn

Title:	Vice President
Signature Page
Amendment No. 4 to Third Amended and Restated
Transfer and Administration Agreement

WESTLB AG, NEW YORK BRANCH, as Agent,
an Administrative Agent and as a Bank Investor

By:	/s/ Matthew Tallo

Name: Matthew Tallo

Title:	Director

By:	/s/ Elisabeth Wilds

Name: Elisabeth Wilds

Title:	Director

GIRO MULTI-FUNDING CORPORATION,
as a Conduit Investor

By:	/s/ Matthew Dorr

Name: Matthew Dorr

Title:	Vice President

BAYERISCHE LANDESBANK, NEW YORK
BRANCH, as an Administrative Agent

By:	/s/ Alexander Kohnert

Name: Alexander Kohnert

Title:	Senior Vice President

By:	/s/ Lori-Ann Wynter

Name: Lori-Ann Wynter

Title:	Vice President
Signature Page
Amendment No. 4 to Third Amended and Restated
Transfer and Administration Agreement

BAYERISCHE LANDESBANK, CAYMAN ISLANDS
BRANCH, as a Bank Investor

By:	/s/ Norman McClave

Name: Norman McClave III

Title:	First Vice President

By:	/s/ Lori-Ann Wynter

Name: Lori-Ann Wynter

Title:	Vice President

LIBERTY STREET FUNDING CORP.,
as a Conduit Investor

By:	/s/ Bernard J. Angelo

Name: Bernard J. Angelo

Title:	Vice President

THE BANK OF NOVA SCOTIA, as an
Administrative Agent and as a Bank Investor

By:	/s/ J. Alan Edwards

Name: J. Alan Edwards

Title:	Managing Director
Signature Page
Amendment No. 4 to Third Amended and Restated
Transfer and Administration Agreement

LANDESBANK HESSEN-THUERINGEN
GIROZENTRALE, as a Bank Investor

By:	/s/ Christian Brune

Name: Christian Brune

Title:	Senior Vice President

By:	/s/ Pia Horlebein

Name: Pia Horlebein

Title:	Analyst
Signature Page
Amendment No. 4 to Third Amended and Restated
Transfer and Administration Agreement